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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, 333-141118, and 333-153197 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program; Registration Statement Nos. 333-74220, 333-102179, 333-124851, and 333-153200 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan; Registration Statement Nos. 333-75442 and 333-109254 on Form S-8 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, and 333-153198 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts; Post-effective Amendment No. 1 to Registration Statement No. 333-85867 on Form S-8 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Registration Statement Nos. 333-109132, 333-132104, and 333-157290 on Form S-3 of our reports dated February 19, 2009, relating to the financial statements and financial statement schedule of Abbott Laboratories and subsidiaries, and the effectiveness of Abbott Laboratories' internal control over financial reporting (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of new accounting standards in 2007 and 2006) appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 19, 2009

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  Exhibit 23.1